Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2023 in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333- 269911) and the related prospectus of Freightos Limited with respect to the consolidated financial statements of Freightos Limited.

/s/ Kost Forer Gabbay & Kasierer
April 14, 2023	Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global